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                                                               EXHIBIT 24.3

                            CONSENT OF COUNSEL

  We consent to the use of our name in the second paragraph under the caption "Experts" in the prospectus, which constitutes a part of the Registration Statement for the Common Stock of Somnus Medical Technologies, Inc. on Form S-
1. We further consent to the aforementioned use of our name in any amendments to the aforementioned Registration Statement.

                                                  /s/ Paul Davis

                                         By: _____________________________

                                                    Paul Davis

                                         Wilson Sonsini Goodrich & Rosati

Palo Alto, California

October 15, 1997